UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
June 7, 2021

URBAN EDGE PROPERTIES
(Exact name of Registrant as specified in its charter)

Maryland	001-36523	47-6311266
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

888 Seventh Avenue
New York	NY	10019
(Address of Principal Executive offices) (Zip Code)

Registrant’s telephone number including area code:	(212)	956-2556

Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Urban Edge Properties

Title of class of registered securities	Trading symbol	Name of exchange on which registered
Common shares of beneficial interest, par value $0.01 per share	UE	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On June 7, 2021, Urban Edge Properties (the “Company”) and its operating partnership, Urban Edge Properties LP, entered into separate equity distribution agreements (each individually, a “Distribution Agreement” and, collectively, the “Distribution Agreements”) with each of Wells Fargo Securities, LLC, Barclays Capital Inc., BTIG, LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., TD Securities (USA) LLC and Truist Securities, Inc., as sales agents (each individually, an “Agent” and, collectively, the “Agents”), relating to the Company’s common shares offered by the Prospectus Supplement filed with the Securities and Exchange Commission (the “SEC”) on June 7, 2021 (the “Prospectus Supplement”) and the accompanying base prospectus, pursuant to a “continuous offering” program. In accordance with the terms of the Distribution Agreements, the Company may from time to time offer and sell the Company’s common shares having an aggregate offering price of up to $250,000,000 through the Agents. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Company’s common shares and determinations by the Company of appropriate uses of the proceeds from such sales. The Company or any of the Agents may at any time suspend solicitation and offers under the Distribution Agreements or terminate the Distribution Agreements. Each Distribution Agreement provides that the related Agent will be entitled to compensation not to exceed 2.0% of the gross sales price per share for any shares sold under such Distribution Agreement.

Sales of the Company’s common shares, if any, offered by the Prospectus Supplement will be made by means of ordinary brokers’ transactions or other transactions that are deemed to be “at the market” offerings, in privately negotiated transactions, which may include block trades, or as otherwise agreed with the Agents. The shares will be issued pursuant to the Prospectus Supplement and the Company’s automatic shelf registration statement on Form S-3 (File No. 333-233232) filed on August 13, 2019 with the SEC. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The form of the Distribution Agreements is filed as Exhibit 1.1 to this Current Report on Form 8-K. The description of the Distribution Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Distribution Agreement filed as Exhibit 1.1 to this Current Report on Form 8-K, which is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

1.1	Form of Equity Distribution Agreement

5.1	Opinion of Venable LLP

23.1	Consent of Venable LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

URBAN EDGE PROPERTIES
(Registrant)

Date: June 7, 2021	By:	/s/ Mark Langer
Mark Langer, Executive Vice President and Chief Financial Officer